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                                                                   EXHIBIT 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  AGREEMENT, originally dated as of June 16, 1986, and amended and restated as of March 15, 1996, between Kerr Group, Inc., a Delaware corporation (the "Company"), and D. Gordon Strickland (the "Employee").

                  1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

                  2. Term. a) The Agreement shall commence and take effect on the date hereof, and end on the date this Agreement is terminated by either the Company or the Employee as hereinafter provided in this paragraph 2.

                  (b) The Company may at its election terminate the obligations of the Company under this Agreement as follows:

                           (1) If the Employee becomes ill or is injured so that
he is unable to perform the services required of him hereunder and such inability to perform continues for a period in excess of 180 consecutive days and such inability is continuing at the time of such notice, then the Company may terminate its obligations hereunder on 30 days notice provided that the Employee shall receive disability payments under the Company's group disability benefits during the period commencing on the date of such termination and ending on the date such disability ends or age 65, whichever first occurs.

                           (2) For just cause upon notice of such termination to
the Employee. Termination of the Employee's
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employment by the Company shall constitute a termination "for just cause" only if such termination is for one or more of the following reasons: (i) the failure of the Employee to render services to the Company in accordance with his obligations under this Agreement, which failure amounts to an extended and gross neglect of his duties to the Company; (ii) the continued use of non-prescription drugs and alcohol by the Employee to an extent that he is unable to fulfill his duties under this Agreement; and (iii) the commission by the Employee of an act of fraud or embezzlement against the Company or the Employee's having been convicted of a felony involving moral turpitude.

                  (3) Without cause upon notice to the Employee provided that, for a period of two years after such termination, the Company shall (i) pay to Employee an amount each month equal to the Salary which Employee is being paid each month at the date of the notice of termination and (ii) provide for Employee the same fringe benefits, consisting of medical, dental, life and disability insurance, which were provided to Employee at the date of the notice of termination. If the Company may elect, in accordance with paragraph 2(b)(1) hereof, to terminate this Agreement then such election shall be deemed to have been made under paragraph 2(b)(1) and not in accordance with this paragraph 2(b)(3). The Company shall be deemed to have elected to terminate this Agreement in accordance with this paragraph 2(b)(3) if the title or duties of the Employee are, without the written approval of the Employee, changed from that of Chief Executive Officer or the Employee is, without the written


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approval of the Employee, required to reside other than in the area of
Lancaster, Pennsylvania in order to perform his duties for the Company; provided that the Employee, within 30 days after the occurrence of such an event, shall notify the Company that the Company is so deemed to have elected to terminate this Agreement. The Employee shall have no further obligation under this Agreement from and after such termination except as provided in paragraphs 6, 7 and 8 hereof.

                  (c) Employee may terminate his obligations under Paragraphs 4 and 5 hereof upon 90 days prior notice thereof to the Company and, from and after the delivery of such notice, the Company shall have no further obligations under this Agreement unless it shall elect by notice to the Employee, to continue to pay the Employee as herein provided for the 90-day period commencing with the date of delivery of the notice and in such event the Employee shall continue to perform his obligations under paragraphs 4 and 5 during such period.

                  (d) The obligations of the Company under this Employment Agreement shall terminate simultaneously with the occurrence of any of the following events and upon such termination the Company shall pay to Employee, by delivery of a certified or bank check, in an amount determined by multiplying by twenty four the Salary then being paid to Employee in accordance with paragraph 3(a) and provide to Employee for 24 months the fringe benefits described in paragraph 2(b)(3):

                           (i) 50% or more of the shares of the Company's Common Stock is acquired, directly or indirectly, by an


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         individual, partnership, corporation, trust or unincorporated organization (collectively "Person") or by Persons acting with a common design, either formally or informally;

                           (ii) The Company merges with or into another Person and is not the survivor of such merger or because of such merger the Company becomes a wholly-owned subsidiary or the Company sells all of its fixed assets to another Person or Persons; or

                           (iii) The majority of the Board of Directors of the Company consists of directors who were not selected by or nominated with the approval of a majority of the directors of the Company in office on the date hereof (the "Present Directors") or who were not selected by or nominated with the approval of a majority of directors selected or nominated by a majority of the Present Directors.

The Employee shall have no further obligation under this Employment Agreement from and after such termination except as provided in paragraphs 6, 7 and 8 hereof.

                  3. Compensation.  The Company shall:

                  (a) pay the Employee a salary ("Salary") at the rate of $25,000.00 per month during each month of the term hereof, payable in equal semi-monthly installments;

                  (b) pay the Employee a bonus each fiscal year during the term hereof in an amount, if any, determined by the Compensation and Stock Option Committee of the Board of Directors


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or in accordance with any incentive compensation plan approved by such
Committee;

                  (c) pay to the Employee the sum of $448,000, which consists of
(i) $230,000, which is the loss to be sustained by the Employee upon the sale of his residence in Los Angeles and which sale is required because of the relocation of the Principal Executive Office of the Company to Lancaster, Pennsylvania, and (ii) $218,000, which is the gross up for federal and state income taxes required to be paid to the Employee as a result of the payment of $230,000;

                  (d) pay to the Employee the amount, if any, by which the purchase price for his residence in Lancaster, Pennsylvania exceeds the sale price, with such amount grossed up for federal and state income taxes, if such sale occurs before September 30, 1997 and after this Agreement is terminated in accordance with paragraphs 2(b)(1) or (3) or 2(d);

                  (e) provide the Employee with a car allowance of $870 each month; and

                  (f) reimburse the Employee not in excess of $3,580 annually to pay the premium on a life insurance policy in the amount of $1 million on the life of the Employee, which policy is owned by the Employee.

                  In addition to the foregoing, the Employee shall be eligible for and participate in such fringe benefits as are generally available to executives of the Company and shall be entitled to receive such increases in Salary as the Company may from time to time deem appropriate.


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                  4. Duties. The Employee shall be the Chief Executive Officer of the Company, and hereby promises to perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of its business. Election or appointment as a director or officer of the Company or any subsidiary thereof during the term of this Agreement will not be a basis for the Employee to receive additional compensation.

                  5. Extent of Services. The Employee shall devote his entire time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, and except that the Employee may purchase securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his owning beneficially at any time equity securities of any corporation engaged in a business competitive with that of the Company.

                  6. Disclosure of Information. The Employee recognizes and acknowledges that the Company's trade secrets, know-how and proprietary processes as they may exist from time to


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time are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. Except when duly authorized by the Company, the Employee will not, during or after the term of his employment by the Company, in whole or in part, disclose such secrets, know-how or processes to any person, firm, corporation, association or other entity, nor shall the Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, know-how and processes which are then in the public domain (provided that the Employee was not responsible, directly or indirectly, for such secrets, know-how or processes entering the public domain without the Company's consent).

                  7. Inventions. The Employee hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, during the term hereof which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under construction or development by the Company or any subsidiary, or which otherwise relate to or pertain to the business, functions or operations of the Company or any


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subsidiary, or which arise from the efforts of the Employee during the course of his employment for the Company. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Employee shall execute and deliver to the Company such formal transfers and assignments as may be required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company or any subsidiary and disclosed by the Employee within one (1) year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

                  8. Injunctive Relief. If there is a breach or threatened breach of the provisions of paragraphs 6 or 7 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

                  9. Insurance. The Company may, at its election and for its benefit, insure the Employee against accidental loss or death and the Employee shall submit to such physical examinations and supply such information as may be required in connection therewith.



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                  10. Notices. Any notice required or permitted to be given
under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence in the case of the Employee or to the Company at 500 New Holland Avenue, Lancaster, Pennsylvania 17602, Attention: Secretary, or to such officer or address as the Company shall notify Employee.

                  11. Waiver of Breach. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

                  12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                  13. Entire Agreement. This instrument contains the entire agreement of the parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.

                                   KERR GROUP, INC.

                                   By: /s/ Richard H. Dittmar
                                       -----------------------------------------

                                   Title:  Vice President, Employee Relations
                                           -------------------------------------

                                   /s/ D. Gordon Strickland
                                   ---------------------------------------------
                                   D. GORDON STRICKLAND




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                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

                  WHEREAS, Kerr Group, Inc. (the "Company") and D. Gordon Strickland (the "Employee") have entered into an Employment Agreement, dated as of June 16, 1986 (the "Employment Agreement"); and

                  WHEREAS, pursuant to Paragraph 13 of the Employment Agreement, the Company and the Employee have agreed to amend the Employment Agreement.

                  NOW, THEREFORE, as of the date written below, the Employment Agreement is amended as follows:

1. The third sentence of Paragraph 2(b)(3) shall be deleted and replaced with:

                  Notwithstanding anything in this Paragraph 2(b)(3) to the contrary, the Salary to be paid to Employee upon termination of employment pursuant hereto shall not be reduced by any amounts paid to Employee on account of any compensation received by Employee from other employment. Furthermore, the Company shall not be obligated to provide any such fringe benefit after Employee shall receive such fringe benefit at least as favorable to Employee from another employer.

                  IN WITNESS WHEREOF, the parties have executed this Amendment on the 2nd day of January, 1996.

                                   KERR GROUP, INC.

                                   By: /s/ D. Gordon Strickland
                                       -----------------------------------------
                                       President




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